Exhibit 1.2

THE COMPANIES (GUERNSEY) LAW, 2008 (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF INCORPORATION

of

BURFORD CAPITAL LIMITED

Registered this 11th day of September 2009

Ogier

Ogier House

St Julian’s Avenue

St Peter Port

Guernsey

GY1 1WA

THE COMPANIES (GUERNSEY) LAW, 2008 (AS AMENDED)

(the “Law”)

COMPANY LIMITED BY SHARES

MEMORANDUM OF INCORPORATION

of

BURFORD CAPITAL LIMITED

1.	The name of the Company is: “BURFORD CAPITAL LIMITED”.

2.	The registered office of the Company is situated in Guernsey.

3.	Type of Company

3.1	The Company is a non-cellular company within the meaning of section 2(1) of the Law.

3.2	The Company is a company with liability limited by shares within the meaning of section 2(2) of the Law.

4.	The objects of the Company are unrestricted.

5.	The liability of the members is limited to the amount for the time being remaining unpaid on the shares held by each of them respectively.

6.	The Company may issue shares of no par value.

7.	Subject to the Law, any provision of this memorandum of incorporation may be amended by special resolution of the Company.

8.	The signature of the Company may be either:

(a)	“BURFORD CAPITAL LIMITED”

with the addition of the signature(s) of one or more person(s) authorised generally or specifically for such purpose, or such other persons as the Directors may from time to time appoint; or

(b)	if the Directors resolve that the Company shall have a common seal, the common seal of the Company affixed in such manner as the articles of incorporation of the Company may from time to time provide;

as the Directors may from time to time determine either generally or in any particular case.

I, the subscriber to this memorandum of incorporation wish to form a company pursuant to this memorandum and I agree to take the number of shares shown opposite my name.

Name and address of founder member	Number of shares taken by founder member	Aggregate value of those shares	Amount (if any) paid up and the amount unpaid on those shares
Hirzel Limited Regency Court Glategny Esplanade St. Peter Port Guernsey	1 ordinary share	Nil	£1.00 paid up Nil unpaid

Authorised signatory
Dated this 11th day of September 2009

Witness to the above signature: _______________________________	Regency Court
Glategny Esplanade
St. Peter Port
Guernsey

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